Exhibit 3.9

SECOND AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

GAINSCO, INC.

ARTICLE I

Pursuant to the provisions of the Texas Business Organizations Code (the “TBOC”), GAINSCO, INC., a Texas corporation (the “Corporation”), hereby adopts and files with the Texas Secretary of State this Second Amended and Restated Certificate of Formation (the “Restated Certificate”), which accurately states and copies the Corporation’s Restated Articles of Incorporation and all amendments thereto that are in effect to date (collectively, the “Existing Articles”) as further amended by this Restated Certificate as hereinafter set forth below, and which contain no other change in any provision thereof, other than the omission of the name and address of the incorporator or organizer of the Corporation and the updating of the current number of directors and the names and addresses of the persons currently serving as directors, as permitted by the TBOC.

ARTICLE II

The name of the corporation is GAINSCO, INC. The Corporation is a Texas for-profit corporation.

ARTICLE III

The following paragraphs identify by reference or description each added, altered, or deleted provision to the Existing Articles being restated:

1. Article 2 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 2. ENTITY TYPE

The Corporation is a for-profit corporation.

2. Article 3 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 3. PURPOSE

The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Organization Code (the “TBOC”).

3. Article 4 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 4. SHARES

A. (1) The Corporation is authorized to issue two classes of shares to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is Twenty Two Million Five Hundred Thousand (22,500,000). The number of shares of Common Stock authorized is Twelve Million Five Hundred Thousand (12,500,000), and each such share shall have ten cents ($.10) par value. The number of shares of Preferred Stock authorized is Ten Million (10,000,000), and each such share shall have One Hundred Dollars ($100.00) par value.

(2) Each four (4) shares of Common Stock issued and outstanding prior to November 21, 2005 was combined, effective November 21, 2005, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on November 10, 2005. The Corporation did not issue fractional shares with respect to the combination. All fractional shares that would otherwise have been issued were rounded to a whole share. Each five (5) shares of Common Stock issued and outstanding prior to June 8, 2009 was combined, effective June 8, 2009, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on May 28, 2009. The Corporation did not issue fractional shares with respect to the combination. In lieu of any fractional share to which a shareholder would have otherwise been entitled, the Corporation paid cash equal to five times such fraction multiplied by the fair market value of the Common Stock on June 7, 2009.

B. The Board of Directors of the Corporation is authorized, from time to time, to establish series of unissued shares of Preferred Stock, to designate each series, and to issue shares of any series then or previously designated; and to fix and determine separately for each series any one or more of the following relative rights and preferences:

(a) The rate of dividend payable with respect to shares of each series and the dates, terms, and other conditions on which such dividends shall be payable;

(b) The nature of the dividend payable with respect to shares of such series as cumulative, non-cumulative, or partially cumulative.

(c) The price at and the terms and conditions on which shares may be redeemed (if applicable);

(d) The amount payable upon shares in the event of involuntary liquidation;

(e) The amount payable upon shares in the event of voluntary liquidation;

(f) sinking fund provisions (if any) for the redemption of purchase of shares;

(g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(h) Voting rights (if any); and

(i) Repurchase obligations of the Corporation with respect to the shares of each series (if any).

C. The Board of Directors may increase or decrease the number of authorized shares within each series, whether or not any shares of the series are outstanding; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The approval of existing Preferred Stock or Common Stock shareholders shall not be required.

D. Dividends on the Preferred Stock when and as declared by the Board of Directors out of any funds legally available therefor may be cumulative or non-cumulative, as determined by the Board of Directors. The Preferred Stock as a class shall have a preference over the Common Stock as a class as to the payment of such dividends. The relative preference between series of Preferred Stock as to the payment of such dividends may be fixed and determined by the Board of Directors.

E. In the event of voluntary or involuntary liquidation of the Corporation, the Preferred Stock shall have a preference in the assets of the Corporation over the Common Stock, as fixed and determined by the Board of Directors. The relative preference between series of Preferred Stock may be fixed and determined by its Board of Directors.”

4. Article 9 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 9. INDEMNIFICATION; INSURANCE.

A. Subject to the limitations and conditions as provided in this Article 9, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article 9 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article 9 shall be deemed contract rights, and no amendment, modification or repeal of this Article 9 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 9 could involve indemnification for negligence or under theories of strict liability.

B. The right to indemnification conferred in this Article 9 shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article 9 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 9 or if such indemnification is prohibited by applicable law.

C. The right to indemnification conferred in this Article 9 shall not be exclusive of any other right which a director or officer indemnified pursuant to this Article 9 may have or hereafter acquire under any law (common or statutory), provision of this Second Amended and Restated Certificate of Formation or the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

D. The Corporation may purchase insurance for the purpose of securing the indemnification of its directors and officers to the extent that such indemnification is allowed in this Article 9. Such insurance may, but need not, be for the benefit of all directors and officers, and the purchase of any such insurance shall in no way limit the indemnification provisions of this Article 9.

5. Article 10 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 10. REGISTERED OFFICE AND AGENT.

The street address of the Corporation’s registered office is 333 Lee Parkway, Suite 1200, Dallas, Texas 75219, and the name of its registered agent at such address is Glenn W. Anderson.

6. Article 11 of the Existing Articles is altered to replace the number of original directors and the names and addresses of the original directors with the current number of directors and the names and addresses of the persons currently serving as directors of the Corporation.

7. Article 13 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 12. SPECIAL VOTING REQUIREMENTS.

Notwithstanding any provision of the TBOC now or hereafter in force requiring for the approval of any action the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled by law to vote thereon or of the outstanding shares of a class or series entitled by law to vote separately as a class or series thereon, such action may be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable; provided, however, any action to amend Article 14 of this Second Amended and Restated Certificate of Formation shall require the affirmative vote of two-thirds of the issued and outstanding shares entitled to vote. Except as provided in the preceding sentence and other than the election of directors, in all other circumstances requiring the approval of the outstanding shares of a class or series, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of a corporation at which a quorum is present is the act of the shareholders. This provision shall not impair any other express provision of this Second Amended and Restated Certificate of Formation or contractual rights granted by the Board of Directors that expressly require greater than a majority or class vote of shareholders on certain corporate actions.

8. Article 14 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 13. LIMITATION OF DIRECTOR LIABILITY.

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

A. a breach of the director’s duty of loyalty to the Corporation or its shareholders;

B. an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

C. a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

D. an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the TBOC is amended to authorize action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article 13 shall not adversely affect any right of protection of a director of the Corporation for acts or omissions that occurred before such repeal or modification.

9. Article 16 of the Existing Articles is hereby deleted in its entirety.

ARTICLE IV

Each of the amendments made by this Restated Certificate has been made in accordance with the TBOC and has been approved in the manner required by the TBOC and the governing documents of the Corporation.

ARTICLE V

The Corporation’s Existing Articles are hereby superseded by the Restated Certificate, as set forth on Exhibit A hereto, which accurately states and copies the entire text of the Existing Articles as amended as set forth above, other than (i) the omission of Article 12 containing the name and address of the incorporator of the Corporation and (ii) the updating of the current number of directors and the names and addresses of the persons currently serving as directors, as permitted by the TBOC.

DATED: May 26, 2010.

GAINSCO, INC.

By:	/s/ Glenn W. Anderson
Name:	Glenn W. Anderson
Title:	President and CEO

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

GAINSCO, INC.

ARTICLE 1. NAME.

The name of the corporation is GAINSCO, INC. (the “Corporation”).

ARTICLE 2. ENTITY TYPE.

The Corporation is a for-profit corporation.

ARTICLE 3. PURPOSE.

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Organization Code (the “TBOC”).

ARTICLE 4. SHARES.

A. (1) The Corporation is authorized to issue two classes of shares to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is Twenty Two Million Five Hundred Thousand (22,500,000). The number of shares of Common Stock authorized is Twelve Million Five Hundred Thousand (12,500,000), and each such share shall have ten cents ($.10) par value. The number of shares of Preferred Stock authorized is Ten Million (10,000,000), and each such share shall have One Hundred Dollars ($100.00) par value.

(2) Each four (4) shares of Common Stock issued and outstanding prior to November 21, 2005 was combined, effective November 21, 2005, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on November 10, 2005. The Corporation did not issue fractional shares with respect to the combination. All fractional shares that would otherwise have been issued were rounded to a whole share. Each five (5) shares of Common Stock issued and outstanding prior to June 8, 2009 was combined, effective June 8, 2009, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on May 28, 2009. The Corporation did not issue fractional shares with respect to the combination. In lieu of any fractional share to which a shareholder would have otherwise been entitled, the Corporation paid cash equal to five times such fraction multiplied by the fair market value of the Common Stock on June 7, 2009.

B. The Board of Directors of the Corporation is authorized, from time to time, to establish series of unissued shares of Preferred Stock, to designate each series, and to issue shares of any series then or previously designated; and to fix and determine separately for each series any one or more of the following relative rights and preferences:

(a) The rate of dividend payable with respect to shares of each series and the dates, terms, and other conditions on which such dividends shall be payable;

(b) The nature of the dividend payable with respect to shares of such series as cumulative, non-cumulative, or partially cumulative.

(c) The price at and the terms and conditions on which shares may be redeemed (if applicable);

(d) The amount payable upon shares in the event of involuntary liquidation;

(e) The amount payable upon shares in the event of voluntary liquidation;

(f) sinking fund provisions (if any) for the redemption of purchase of shares;

(g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(h) Voting rights (if any); and

(i) Repurchase obligations of the Corporation with respect to the shares of each series (if any).

C. The Board of Directors may increase or decrease the number of authorized shares within each series, whether or not any shares of the series are outstanding; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The approval of existing Preferred Stock or Common Stock shareholders shall not be required.

D. Dividends on the Preferred Stock when and as declared by the Board of Directors out of any funds legally available therefor may be cumulative or non-cumulative, as determined by the Board of Directors. The Preferred Stock as a class shall have a preference over the Common Stock as a class as to the payment of such dividends. The relative preference between series of Preferred Stock as to the payment of such dividends may be fixed and determined by the Board of Directors.

E. In the event of voluntary or involuntary liquidation of the Corporation, the Preferred Stock shall have a preference in the assets of the Corporation over the Common Stock, as fixed and determined by the Board of Directors. The relative preference between series of Preferred Stock may be fixed and determined by its Board of Directors.”

ARTICLE 5. COMMENCEMENT OF BUSINESS.

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money paid, labor done or property actually received.

ARTICLE 6. DENIAL OF PREEMPTIVE RIGHTS.

No shareholder of the Corporation or other person shall have any preemptive rights whatsoever.

ARTICLE 7. PLURALITY VOTE.

Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

ARTICLE 8. AMENDMENTS TO BYLAWS.

The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors; however, Bylaws made by the board of directors may be repealed or changed, or new Bylaws made, by the shareholders.

ARTICLE 9. INDEMNIFICATION; INSURANCE.

A. Subject to the limitations and conditions as provided in this Article 9, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article 9 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article 9 shall be deemed contract rights, and no amendment, modification or repeal of this Article 9 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 9 could involve indemnification for negligence or under theories of strict liability.

B. The right to indemnification conferred in this Article 9 shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article 9 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 9 or if such indemnification is prohibited by applicable law.

C. The right to indemnification conferred in this Article 9 shall not be exclusive of any other right which a director or officer indemnified pursuant to this Article 9 may have or hereafter acquire under any law (common or statutory), provision of this Second Amended and Restated Certificate of Formation or the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

D. The Corporation may purchase insurance for the purpose of securing the indemnification of its directors and officers to the extent that such indemnification is allowed in this Article 9. Such insurance may, but need not, be for the benefit of all directors and officers, and the purchase of any such insurance shall in no way limit the indemnification provisions of this Article 9.

ARTICLE 10. REGISTERED OFFICE AND AGENT.

The street address of the Corporation’s registered office is 3333 Lee Parkway, Suite 1200, Dallas, Texas 75219, and the name of its registered agent at such address is Glenn W. Anderson.

ARTICLE 11. DIRECTORS.

The number of directors currently constituting the board of directors is eight (8), and the names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

NAME	ADDRESS

Glenn W. Anderson	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

Robert J. Boulware	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

John C. Goff	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

Joel C. Puckett	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

Robert W. Stallings	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

John H. Williams	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

ARTICLE 12. SPECIAL VOTING REQUIREMENTS.

Notwithstanding any provision of the TBOC now or hereafter in force requiring for the approval of any action the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled by law to vote thereon or of the outstanding shares of a class or series entitled by law to vote separately as a class or series thereon, such action may be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable; provided, however, any action to amend Article 14 of this Second Amended and Restated Certificate of Formation shall require the affirmative vote of two-thirds of the issued and outstanding shares entitled to vote. Except as provided in the preceding sentence and other than the election of directors, in all other circumstances requiring the approval of the outstanding shares of a class or series, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of a corporation at which a quorum is present is the act of the shareholders. This provision shall not impair any other express provision of this Second Amended and Restated Certificate of Formation or contractual rights granted by the Board of Directors that expressly require greater than a majority or class vote of shareholders on certain corporate actions.

ARTICLE 13. LIMITATION OF DIRECTOR LIABILITY.

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

A. a breach of the director’s duty of loyalty to the Corporation or its shareholders;

B. an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

C. a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

D. an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the TBOC is amended to authorize action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article 13 shall not adversely affect any right of protection of a director of the Corporation for acts or omissions that occurred before such repeal or modification.

ARTICLE 14. SPECIAL MEETINGS.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, the Board of Directors, or the holders of not less than twenty-five percent of all of the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.